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Amy Flood, Media (650) 522-5643

GILEAD ANNOUNCES DEPARTURE OF CAROLINE DORSA

- John F. Milligan, PhD, Reassumes Role of Chief Financial Officer -

Foster City, CA, January 21, 2008 — Gilead Sciences, Inc. (Nasdaq: GILD) today announced that Caroline Dorsa has resigned from her position as Chief Financial Officer (CFO), a role she assumed in November 2007, to pursue another opportunity.

Gilead plans to initiate a search to identify a new CFO. In the interim, John F. Milligan, PhD, Gilead’s Chief Operating Officer, will reassume the additional responsibilities of CFO – a position he held from 2002 until 2007 – effective immediately.

About Gilead Sciences
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

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For more information on Gilead, please call the Gilead Public Affairs Department at 1-800-GILEAD-5
(1-800-445-3235) or visit www.gilead.com.